UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2008
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 6, 2008, Orexigen Therapeutics, Inc. (the “Company”) entered into a Registration Rights Waiver and Amendment (the “Amendment”) with certain holders of the Company’s shares of common stock relating to the Amended and Restated Investors’ Rights Agreement, dated as of November 20, 2006, by and among the Company and the investor parties thereto (the “Investors’ Rights Agreement”). The Amendment provides for a partial waiver of registration rights under the Investors’ Rights Agreement and clarifies that that the registration rights of each of the investor parties to the Investors’ Rights Agreement will terminate upon the earlier of (i) six years following the Company’s initial public offering or (ii) the date when all of the registrable securities held by the investor may be sold in a transaction or series of transactions within one trading day pursuant to Rule 144 (including Rule 144(k)) under the Securities Act of 1933, as amended. In addition, the Amendment provides that any subsequent amendment of, or waiver under, the Investors’ Rights Agreement may be implemented with the written consent of the Company and investors holding at least two-thirds of the registrable securities then entitled to registration under the Investors’ Rights Agreement.
     The foregoing description of the Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1.
Item 3.03 Material Modifications to Rights of Security Holders
          The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Waiver and Amendment dated January 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 7, 2008	By:	/s/ Gary D. Tollefson, M.D., Ph.D
Name: Gary D. Tollefson, M.D., Ph.D.
Title: President and Chief Executive Officer

Date: January 7, 2008	By:	/s/ Graham K. Cooper

Name: Graham K. Cooper
Title: Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
4.1	Registration Rights Waiver and Amendment dated January 6, 2008